EXHIBIT 21

SUBSIDIARIES OF THE CORPORATION
As of January 3, 2026
(Does not include inactive subsidiaries)

Name	State or other jurisdiction of organization
AutoCrib EMEA GmBH	Germany
Bahco Bisov Svenska AB	Sweden
Bonita IP LLC	Delaware
BTC Global Limited	United Kingdom
BTC Solutions Limited	United Kingdom
Car-O-Liner APAC Distribution Center Co., Ltd.	Thailand
Car-O-Liner B.V.	Netherlands
Car-O-Liner Commercial AB	Sweden
Car-O-Liner Deutschland GmbH	Germany
Car-O-Liner Group AB	Sweden
Car-O-Liner Holding AB	Sweden
Car-O-Liner Holding (Thailand) Co., Ltd.	Thailand
Car-O-Liner India Private Limited	India
Car-O-Liner KB	Sweden
Car-O-Liner MEA (FZE)	United Arab Emirates
Car-O-Liner Norge AS	Norway
Car-O-Liner (Thailand) Co., Ltd.	Thailand
Car-O-Liner (UK) Limited	United Kingdom
Challenger Lifts, Inc.	Kentucky
Creditcorp SPC, LLC	Wisconsin
Cognitran Inc.	Michigan
Cognitran Limited	United Kingdom
Cognitran Sp z o.o.	Poland
COL 2025 Pty Ltd	Australia
Dealer-FX North America Group Inc.	British Columbia
IDSC Holdings LLC (Snap-on Industrial)	Wisconsin
CJSC SNA Europe Industries Bisov	Belarus
Josam Richttecknik GmbH	Germany
Kapman AB	Sweden
Mitchell Repair Information Company, LLC	Delaware
Mountz Torque Limited	United Kingdom
Mountz Torque Tools Canada, Inc.	Canada
Mountz, Inc.	California
New Creditcorp SPC, LLC	Delaware
Norbar Torque Tools (Australia) Pty Ltd	Australia
Norbar Torque Tools (China) Limited	United Kingdom
Norbar Torque Tools (NZ) Limited	New Zealand
Norbar Torque Tools (Shanghai) Ltd	China
Norbar Torque Tools Holdings Limited	United Kingdom
Norbar Torque Tools India Private Limited	India
Norbar Torque Tools Limited	United Kingdom
Norbar Torque Tools, Inc.	Ohio
P-Alignment 2012 AB	Sweden
Power Hawk Technologies, Inc.	Delaware

120	SNAP-ON INCORPORATED

Name	State or other jurisdiction of organization
Pro-Cut International, LLC	Delaware
Property Holdings, LLC	Wisconsin
Ryeson Corporation (d/b/a Sturtevant Richmont)	Illinois
Secateurs Pradines	France
SN SecureCorp Insurance Malta Limited	Malta
SN SecureCorp Sales Limited	United Kingdom
SNA-E (Argentina) S.R.L.	Argentina
SNA-E Chile Ltda.	Chile
SNAEurope Technologies S.r.l	Romania
SNA E Endustriyel Mamuller Ticaret Limited Sirketi	Turkey
SNA Europe (Benelux) B.V.	Netherlands
SNA Europe [Czech Republic] s.r.o.	Czech Republic
SNA Europe (Denmark) A/S	Denmark
SNA Europe (Finland) Oy	Finland
SNA Europe (France)	France
SNA Europe Holdings AB	Sweden
SNA Europe [Industries], Lda.	Portugal
SNA Europe (Industries) AB	Sweden
SNA Europe [Italia] SpA	Italy
SNA Europe (Norway) AS	Norway
SNA Europe - Poland Sp. z o.o.	Poland
SNA Europe [RUS] LLC	Russia
SNA Europe [Slovakia], s.r.o.	Slovakia
SNA Europe Iberia Holdings, S.L.	Spain
SNA Europe Industries Iberia, S.A.	Spain
SNA Germany GmbH	Germany
SNA Solutions UK Limited	United Kingdom
SNA Tools Belgium BVBA	Belgium
Snap-on (Thailand) Company Limited	Thailand
Snap-on Africa (Proprietary) Limited	South Africa
Snap-on Asia Manufacturing (Kunshan) Co. Ltd.	China
Snap-on Asia Manufacturing (Zhejiang) Co., Ltd.	China
Snap-on Asia Pacific Holding Pte. Ltd.	Singapore
Snap-on Business Solutions Inc.	Delaware
Snap-on Business Solutions India Private Limited	India
Snap-on Business Solutions Limited	United Kingdom
Snap-on Business Solutions Japan Company	Japan
Snap-on Business Solutions GmbH	Germany
Snap-on Business Solutions SRL	Italy
Snap-on Business Solutions SARL	France
Snap-on Business Solutions SL	Spain
Snap-on Business Solutions (Syncata) Inc.	California
Snap-on Capital Corp.	Delaware
Snap-on Climate Solutions S.r.l.	Italy
Snap-on Credit Canada Ltd.	Ontario
Snap-on Credit LLC	Delaware
Snap-on do Brasil Comercio e Industria Ltda.	Brazil
Snap-on Equipment Austria GmbH	Austria

2025 ANNUAL REPORT	121

Name	State or other jurisdiction of organization
Snap-on Equipment Europe Limited	Ireland
Snap-on Equipment France	France
Snap-on Equipment GmbH	Germany
Snap-on Equipment Holdings B.V.	Netherlands
Snap-on Equipment Hungary Kft.	Hungary
Snap-on Equipment Inc.	Delaware
Snap-on Equipment Ltd.	United Kingdom
Snap-on Equipment S.r.l.	Italy
Snap-on Finance B.V.	Netherlands
Snap-on Finance UK Limited	United Kingdom
Snap-on Global Holdings, Inc.	Delaware
Snap-on Group Holdings Limited	United Kingdom
Snap-on Holdings AB	Sweden
Snap-on Illinois Holdings LLC	Illinois
Snap-on Illinois Services LLC	Illinois
Snap-on International Middle East FZE	United Arab Emirates
Snap-on Investment Limited	United Kingdom
Snap-on Lendco LLC	Wisconsin
Snap-on Lendco Singapore Pte. Ltd.	Singapore
Snap-on Logistics Company	Wisconsin
Snap-on Malta Limited	Malta
Snap-on Power Tools Inc.	Iowa
Snap-on SecureCorp Insurance Company Ltd.	Bermuda
Snap-on SecureCorp, Inc.	Wisconsin
Snap-on Service GmbH	Germany
Snap-on Tools (Australia) Pty. Ltd.	Australia
Snap-on Tools (New Zealand) Limited	New Zealand
Snap-on Tools B.V.	Netherlands
Snap-on Tools China Trading (Shanghai) Co. Ltd.	China
Snap-on Tools Company LLC	Delaware
Snap-on Tools Hong Kong Limited	Hong Kong
Snap-on Tools International LLC	Delaware
Snap-on Tools Italia S.r.l.	Italy
Snap-on Tools Japan K.K.	Japan
Snap-on Tools Korea Ltd.	Korea
Snap-on Tools of Canada Co.	Canada
Snap-on Tools Private Limited	India
Snap-on Tools Singapore Pte Ltd	Singapore
Snap-on Trading (Shanghai) Co., Ltd.	China
Snap-on U.K. Holdings Limited	United Kingdom
Snap-on/Sun de Mexico, S.A. de C.V.	Mexico

122	SNAP-ON INCORPORATED